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                                                                      EX-99.B(i)

                      [MORRISON & FOERSTER LLP LETTERHEAD]

                                January 30, 2004

Wells Fargo Funds Trust
525 Market Street
San Francisco, California 94105

     Re: Shares of Beneficial Interest of
         Wells Fargo Funds Trust

Ladies/Gentlemen:

     We refer to the Registration Statement on Form N-1A (SEC File Nos. 333-74295 and 811-09253) (the "Registration Statement") of Wells Fargo Funds Trust (the "Trust") relating to the registration of an indefinite number of shares of beneficial interest in the Trust (collectively, the "Shares").

     We have been requested by the Trust to furnish this opinion as Exhibit (i) to the Registration Statement.

     We have examined documents relating to the organization of the Trust and the Equity Funds and Allocation Funds as series of the Trust, and the authorization and issuance of Shares to the Equity Funds and Allocation Funds. The Equity Funds are the Diversified Equity Fund, Diversified Small Cap Fund, Equity Income Fund, Equity Index Fund, Growth Fund, Growth Equity Fund, Index Fund, International Equity Fund, Large Cap Appreciation Fund, Large Cap Value Fund, Large Company Growth Fund, Montgomery Emerging Markets Focus Fund, Montgomery Institutional Emerging Markets Fund, Montgomery Mid Cap Growth Fund, Montgomery Small Cap Fund, SIFE Specialized Financial Services Fund, Small Cap Growth Fund, Small Cap Opportunities Fund, Small Company Growth Fund, Small Company Value Fund, Specialized Health Sciences Fund and Specialized Technology Fund. The Allocation Funds are the Asset Allocation Fund, Growth Balanced Fund, Index Allocation Fund, Moderate Balanced Fund, Strategic Growth Allocation Fund and Strategic Income Fund.

     Based upon and subject to the foregoing, we are of the opinion that:

     The issuance and sale of the Shares of the Equity Funds and Allocation Funds by the Trust has been duly and validly authorized by all appropriate action of the Trust, and assuming delivery by sale or in accord with the Trust's dividend reinvestment plan in accordance with the description set forth in the Funds' current prospectuses under the Securities Act of 1933, as amended, such Shares will be legally issued, fully paid and nonassessable by the Trust.

     We consent to the inclusion of this opinion as an exhibit to the Registration Statement.

     In addition, we hereby consent to the use of our name and to the reference to the description of advice rendered by our firm under the heading "Counsel" in the Statements of Additional Information, which are included as part of the Registration Statement.

                                                     Very truly yours,

                                                     /s/Morrison & Foerster LLP

                                                     MORRISON & FOERSTER LLP